Exhibit No. 11

              FIRST CITIZENS FINANCIAL CORPORATION AND SUBSIDIARIES COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE(a)


                                                  Year ended December 31,
                                    --------------------------------------------
                                             1995          1994         1993
                                             ----          ----         ----
                                    (Dollars in thousands except per share data)

PRIMARY:
Net income ............................  $    4,107    $    3,635    $    5,879
                                         ==========    ==========    ==========
Shares:
   Weighted average number of common
     shares outstanding ...............   2,611,052     2,570,805     2,553,592
   Dilutive effect of exercise of
     stock options ....................     252,787       258,299       221,492
                                         ----------    ----------    ----------
   Weighted average number of common
     shares outstanding, as adjusted ..   2,863,839     2,829,104     2,775,084
                                         ==========    ==========    ==========
   Net income per share ...............  $     1.43    $     1.28    $     2.12
                                         ==========    ==========    ==========

ASSUMING FULL DILUTION:

Shares:
   Weighted average number of common
     shares as adjusted, for primary
     computation ......................   2,863,839     2,829,104     2,775,084
   Additional dilutive effect of
     exercise of stock options ........      22,107            --         6,609
                                         ----------    ----------    ----------
   Weighted average number of common
     shares outstanding, as adjusted ..   2,885,946     2,829,104     2,781,693
                                         ==========    ==========    ==========
   Net income per share ...............  $     1.42    $     1.28    $     2.12
                                         ==========    ==========    ==========

 ----------
(a) restated for the effects of a 10% stock dividend distributed June 5, 1995.